                                                                   EXHIBIT 10.17


                   AGREEMENT OF PURCHASE AND SALE OF ASSETS


    This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of September 8, 1997 by and among LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent of Buyer (the "Parent"), and KIRBY A. KENNEDY & ASSOCIATES, a Minnesota general partnership (the "Seller") and Kirby A. Kennedy, a resident of Minnesota, individually ("KAK"), and Jeanne M. Kennedy, a resident of Minnesota, individually ("JMK") (KAK and JMK being collectively referred to sometimes as the "Partners"). Buyer, Parent, Seller and the Partners are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                             W I T N E S S E T H :
                             - - - - - - - - - -

    WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

    WHEREAS, the Buyer desires to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business (such purchase of the Assets being sometimes herein referred to as the "Acquisition") , and the Seller desires to sell such Assets to the Buyer;

    WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets; and

    WHEREAS, the parties understand that the Parent or its Affiliates may enter into other agreements similar or dissimilar to this Agreement (the "Other Agreements") for the acquisition by the Parent or such Affiliates of the assets or stock of other entities (collectively, the "Other Acquired Businesses," and each of those entities, individually, an "Other Acquired Business"), which Other Agreements will be among those entities and their equity owners, the Parent and Affiliates of the Parent;

    NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    As used herein, the following terms shall have the following meanings:

     ACCOUNTS PAYABLE. The term "Accounts Payable" shall mean all of the accounts payable of the Business existing as of the Effective Date.

     ACCOUNTS PAYABLE REPORT. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable of the Business by service provider and age of each Account Payable.

     ACCOUNTS RECEIVABLE. The term "Accounts Receivable" shall mean all of the accounts receivable of the Business existing as of the Effective Date.

     ACCOUNTS RECEIVABLE REPORT. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows Accounts Receivable of the Business by customer and age of each Account Receivable.

     AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a government or political subdivision thereof.

     ANCILLARY AGREEMENTS. The term "Ancillary Agreements" shall have the meaning set forth in Section 3.2.

     ASSETS.  The term "Assets" shall have the meaning set forth in Section 2.1.

     ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning as contained in Section 2.6.

     BALANCE SHEET REPORT. The term "Balance Sheet Report" means the cash basis balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller adjusted to include Accounts Receivable, Accounts Payable and accrued liabilities and further adjusted to exclude Excluded Assets and Retained Liabilities, prepared by the Seller on a consistent basis as with prior time periods.

     BILL OF SALE.  The term "Bill of Sale" shall have the meaning set forth in
Section 6.3(xi).

     BOOKS AND RECORDS. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

     BUSINESS. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

     BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1A.

     CAPITAL STOCK means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

     CASH PURCHASE PRICE. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(a).

     CLOSING.  The term "Closing" shall have the meaning set forth in
Section 6.1.

     CLOSING DATE.  The term "Closing Date" shall have the meaning set forth in
Section 6.1.

     CLOSING DATE ACCOUNTS PAYABLE REPORT. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

     CLOSING DATE ACCOUNTS RECEIVABLE REPORT. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

     CLOSING DATE BALANCE SHEET REPORT. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

     CLOSING DATE REPORTS. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

     CLOSING MEMORANDUM. The term "Closing Memorandum" shall mean the form of closing memorandum to be prepared by the Buyer and the Parent and approved by the Seller (which approval will not be unreasonably withheld) for the Closing under this Agreement in which are included the forms of certificates of Partners, opinions of counsel and certain other documents to be delivered at the Closing as provided herein.

     CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     CONTRACTS.  The term "Contracts" shall have the meaning as contained in
Section 2.1(b).

     CUSTOMERS.  The term "Customers" shall have the meaning as contained in
Section 3.28.

     DAMAGES.  The term "Damages" shall have the meaning set forth in
Section 7.1A.

     EFFECTIVE DATE. The term "Effective Date" shall mean 12:01 a.m. on the "Closing Date."

    EMPLOYEE. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, is eligible to return to active status, but shall not include any independent contractor providing court reporting services to Seller from time to time.

    EMPLOYMENT AGREEMENTS. The term "Employment Agreements" shall have the meaning ascribed to it in Section 3.20.

    ENTITY. The term "Entity" shall mean any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

    ENVIRONMENTAL, HEALTH & SAFETY LAWS The term "Environmental, Health & Safety Laws" shall mean all laws (including rules and regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and all agencies thereof concerning pollution or protection of the environment, public health and safety, or employee health and safety.

    EQUIPMENT.  The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

    ERISA.  The term "ERISA" shall have the meaning as contained in
Section 3.20.

    EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

    EXPIRATION DATE. The term "Expiration Date" shall have the meaning set forth in the introductory paragraph to Article III.

    FINAL NET WORTH. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

    FINAL PROSPECTUS. The term "Final Prospectus shall mean the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so first furnished is the "Final Prospectus."

    FINANCIAL STATEMENTS. The term "Financial Statements" shall mean the balance sheet, income statement and statement of changes of financial position of the Seller.

    GAAP. The term "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    GOVERNMENTAL APPROVAL. The term "Governmental Approval" shall mean at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

    GOVERNMENTAL AUTHORITY. The term "Governmental Authority" shall mean (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

    GOVERNMENTAL REQUIREMENT. The term "Governmental Requirement" shall mean at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

    GUARANTEED NET WORTH. The term "Guaranteed Net Worth" shall mean the amount of $163,092, less the net book value, as of June 30, 1997, of the Excluded Assets.

    INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(e).

    IPO. The term "IPO" shall mean the first time a registration statement filed under the Securities Act and respecting a primary offering by the Parent to the public of Parent Shares is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by the Parent (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

    IPO CLOSING. The term "IPO Closing" shall mean the delivery to the Underwriters of Parent Shares and payment therefor pursuant to the IPO.

    IPO CLOSING DATE. The term "IPO Closing Date" shall mean the date on which the Parent first receives payment for the Parent Shares it sells to the Underwriter in the IPO.

    IPO PRICE. The term "IPO Price" shall mean the price per share of Parent Shares which is set forth as the "price to public" on the cover page of the Final Prospectus.

    LEASED ASSETS. The term "Leased Assets" shall have the meaning ascribed thereto in Section 3.6.

    LITIGATION. The term "Litigation" shall mean any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

    MATERIAL. The term "Material" shall mean, as applied to any Entity or the Business, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole or the Business, as the case may be.

    MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Business, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, Material Damages.

    NET WORTH. The term "Net Worth" means the dollar amount of total assets minus the total liabilities of the Seller as of a given time period as determined by the Balance Sheet Report as of such time period.

    NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 7.1C.

    NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 7.1C.

    ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of Seller's Business consistent with past custom and practice (including with respect to quantity and frequency).

    PARENT SHARES. The term "Parent Shares" shall mean any of the shares of common stock of the Parent.

    PBGC.  The term "PBGC" shall mean the Pension Benefits Guaranty Corporation.

    PERSON. The term "Person" shall mean any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

    PRICING. The term "Pricing" shall have the meaning set forth in Section 6.1.

    PUBLIC OFFERING. The term "Public Offering" means the sale by the Parent of any of its securities for cash in an underwritten public offering registered on the appropriate form with the Securities and Exchange Commission.

    PUBLIC OFFERING PRICE. The term "Public Offering Price" shall refer to the price to the public of the Parent Shares pursuant to the initial Public Offering of the Parent Shares by Parent.

    PURCHASE PRICE. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in
Section 2.3.

    REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" shall have the meaning set forth in Section 6.2(x).

    REGISTRATION STATEMENT. The term "Registration Statement" shall mean the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments and all supplements and exhibits thereto, filed by the Parent with the SEC to register shares of the Parent Shares under the Securities Act for public offering and sale in the IPO.

    RETAINED LIABILITIES. The term "Retained Liabilities" shall mean all liabilities of the Seller other than the Assumed Liabilities.

    SCHEDULE OF ACCRUED LIABILITIES. The term "Schedule of Accrued Liabilities" shall mean a schedule of all accrued liabilities of the Business prepared for the period and as of the date specified.

    SEC. The term "SEC" means the Securities & Exchange Commission or any successor Governmental Authority.

    SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

    SELLER INDEMNIFIED PARTIES. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1B.

    STOCK PLEDGE AGREEMENT. The term "Stock Pledge Agreement" shall have the meaning set forth in Section 6.3(xiii).

    SUBSIDIARY. The term "Subsidiary," of any specified Person at any time, shall mean any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

    UNDERWRITER. The term "Underwriter" shall mean collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms party to the Underwriting Agreement.

    UNDERWRITING AGREEMENT. The term "Underwriting Agreement" shall mean the underwriting agreement to be entered into between the Parent and the Underwriter with respect to the IPO.

                                  ARTICLE II
                     PURCHASE OF ASSETS AND PURCHASE PRICE

    2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the IPO Closing Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

          (a) All office equipment, service equipment, supplies, computer hardware, computer software, data processing equipment, and tools (the "Equipment"), including the Equipment described on SCHEDULE 2.1(A), but specifically excluding the Excluded Assets;

          (b) All contracts, leases, documents, franchises, Licenses, instruments, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and options relating to the foregoing (the "Contracts"), including the Contracts described on SCHEDULE 2.1(B);

          (c) All customer and supplier files and databases, customer and supplier lists, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on SCHEDULE 2.1(C);

          (d) Employee files for those Employees actually hired by Buyer;

          (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on SCHEDULE 2.1(E);

          (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

          (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, patents, inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on SCHEDULE 2.1(G);

          (h) All goodwill and going concern value and all other intangible properties related to the Business;

          (i) All of Seller's Accounts Receivable, including notes receivable, trade receivables, and intercompany receivables relating to the Business.

          (j) All raw materials, work in process, finished goods, consigned goods, and other inventories relating to the Business, as more fully described on SCHEDULE 2.1(J) (the "Inventory"); and

          (k) The exclusive right to use the name "Kirby A. Kennedy & Associates, any similar name or derivative thereof, and any past or present assumed names or trade names in connection with the Business or Seller's use of the Assets (the "Seller's Names").

    2.2 EXCLUDED ASSETS. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash, (ii) cash investments, cash deposits, right to receive cash refunds, and other cash equivalents, (iii) motor vehicles used in the Business, and (iv) assets of any employee benefit plan described on SCHEDULE 3.20, all as more specifically described on SCHEDULE 2.2.

    2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay or deliver to the Seller, on the IPO Closing Date and as soon as practicable after the IPO Closing, the aggregate amount $3,575,348, payable by delivery of the following consideration (collectively the "Purchase Price"):

          (a) Subject to the provisions of Section 2.4, a Cash Sum in the amount of Dollars $2,502,744 (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

          (b) Such number of whole Parent Shares on the IPO Closing Date as, when multiplied by 90% of the IPO Price, will most nearly approximate, but not exceed, $1,072,604 and cash in the amount equal to the excess of $1,072,604 over the product of that number of Parent Shares multiplied by the IPO Price.

    2.4   DETERMINATION OF FINAL NET WORTH.    Each of the Closing Date Balance
Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, the Closing Date Schedule of Accrued Liabilities and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Seller shall be prepared by the Seller, as promptly as possible after the Closing. Seller's accountants shall then review and certify the Closing Date Reports, and deliver them to Buyer and Buyer's accountants within 30 days after the IPO Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 30 days of receipt thereof of any discrepancy between the Seller's accountants certification and the Buyer's accountants results of review. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 30 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to the carrying values to appear on the Closing Date Reports for purposes of determining the Final Net Worth of the Seller shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such independent accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

    2.5 ADJUSTMENT OF PURCHASE PRICE. After the IPO Closing Date, the Purchase Price set forth in Section 2.3, shall be adjusted as follows: (i) if the Final Net Worth of the Seller as finally determined pursuant to Section 2.4 shall be more than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be increased by the amount of such excess and (ii) if the Final Net Worth of the Seller as finally determined pursuant to Section 2.4 shall be less than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be decreased by the amount of such deficiency. In the event that the Final Net Worth is more than the Guaranteed Net Worth, the Buyer shall within 15 days pay the amount of such excess in cash to the Seller. In the event that the Final Net Worth is less than the Guaranteed Net Worth, the Seller shall within 15 days refund the amount of such deficiency in cash to Buyer.

    2.6 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, the Buyer agrees that on the Closing Date, it will not assume (i) any liabilities of Seller (except for those liabilities listed as current liabilities on Seller's Balance Sheet dated June 30, 1997, subject, however, to adjustments for changes in liabilities occurring in the ordinary course of Seller's business following June 30, 1997 through the Closing Date, as determined under Section 2.4 and set forth on the Closing Date Reports ("Assumed Liabilities")), (ii) any liabilities of Seller associated with the Excluded
Assets, or (iii) any liabilities described on SCHEDULE 3.22.   Buyer
specifically excludes and does not assume any liabilities relating to or arising out of any of Seller's tax obligations, tax claims, tax charges, tax fines or any related tax liabilities, regardless of the source, cause or origin of such tax liabilities.

    2.7 ALLOCATION OF PURCHASE PRICE. For all federal, state and local tax purposes, the Purchase Price shall be allocated among the various Assets in the manner indicated in SCHEDULE 2.7 hereto subject to adjustment pursuant to the Closing Date Reports; provided, however, that the Purchase Price allocated to fixed assets shall not exceed their book value. None of the Parties shall file any tax return or report or take any position with any taxing agency or authority which is inconsistent with the foregoing allocation, except to the extent mandated by a court of law or the appropriate taxing agency or authority in a determination binding upon one Party provided that such Party has given written notice and reasonable opportunity to the other Party, at its expense, to contest and appeal such determination on behalf of both Parties and such determination has nevertheless become final. Within ninety (90) days after the Closing Date, the Parties shall prepare for filing with the Internal Revenue Service a Form 8594 in accordance with the foregoing allocation.

    2.8 TAXES. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities.

The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date.

     2.9 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing and payment of the purchase price.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller and the Partners jointly and severally represent and warrant that all of the following representations and warranties in this Article III are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 3.24 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the IPO Closing Date, which shall be deemed to be the Expiration Date for Section 3.24, and (ii) solely for purposes of determining whether a claim for indemnification under Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller or the Partners actually incur liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.


     3.1 ORGANIZATION. Seller is a partnership duly organized, validly existing and in good standing under the laws of the State of Minnesota, has all necessary partnership powers to own its Assets and properties and to operate the Business as now owned and operated by it, and is not qualified, nor required to be qualified, to do business in any other state.

     3.2 AUTHORITY. Seller has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and all agreements ancillary to this Agreement which are part of the underlying transaction made the basis of this Agreement and executed in connection herewith, including but not limited to the Exhibits hereto ("Ancillary Agreements"). The sale of the Assets and the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller have been duly authorized by all of the Partners.

     3.3  CONSENTS AND APPROVALS; NO BREACH OR DEFAULT.  Except as set forth on
SCHEDULE 3.3(A), no consent, approval or authorization of, or filing or registration with, any Governmental Authority, or any other Person or Entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement, or the consummation by Seller of the transactions contemplated hereby. Except as set forth on SCHEDULE 3.3(B), neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller, nor the consummation of the transactions contemplated herein by Seller, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is, or the Assets are, subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument, promissory note, conditional sales contract, partnership agreement or other arrangement to which Seller or any of Seller's Affiliates is a party, or by which Seller is bound, or to which the Assets are subject, or (c) conflict with or violate the articles or agreement of partnership or other charter documents of Seller.

     3.4 VALID AND BINDING OBLIGATION. Upon execution and delivery, this Agreement and each document, instrument or agreement to be executed by Seller, or any Partner, in connection herewith, will constitute the legal, valid, and binding obligation of Seller and/or each Partner which is a party thereto, enforceable against Seller and/or each such Partner in accordance with its terms, except as same may be limited by applicable bankruptcy laws, insolvency laws, or other similar laws affecting the rights of creditors generally.

     3.5 TITLE TO ASSETS. Except as set forth on SCHEDULE 3.5(A), Seller has good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions. Seller shall, subject to the exceptions set forth on SCHEDULE 3.5(B) deliver to Buyer at Closing good, indefeasible and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions.

     3.6 POSSESSION OF ASSETS; LEASED ASSETS. Seller is in possession of all of the Assets, and all of the assets leased to Seller from others. All assets leased to Seller from others and used in the Business, whether real, personal or mixed, are described on SCHEDULE 3.6 and SCHEDULE 3.14(B) attached hereto (the "Leased Assets"). The Assets and the Leased Assets constitute all of the property, whether real, personal, mixed, tangible, or intangible, that is owned or used in the Business by Seller, other than the Excluded Assets. Seller does not own legal or equitable title to any assets or interests in assets except the Assets and the Leased Assets. Seller shall deliver to Buyer on the Closing Date, possession of and/or control or dominion over all of the Assets and the Leased Assets, including without limitation all of Seller's accounts receivable, property, plant and equipment, other personal property, contract rights and general intangibles, Customer and supplier lists, and assumed and trade names.

     3.7 CONDITION. All of the Assets and the Leased Assets are in good operating condition and repair for their intended use, ordinary wear and tear excepted.

     3.8 CONTRACTS AND LEASES. All of the contracts, leases, documents, instruments, agreements, and other written or oral arrangements to which Seller is a party or by which Seller or the Assets may be bound are set forth on
SCHEDULE 2.1(B). Except as set forth on SCHEDULE 2.1(B), all of the Contracts are valid and in full force and effect, and there has not been any default by Seller or any third party to any of said Contracts, or any event, fact or circumstance which with notice or lapse of time or both, would constitute a default by Seller or any other party to any of the Contracts. Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that such party might have under any of the Contracts.

     3.9   EQUIPMENT.  All of the equipment owned by Seller is set forth on
SCHEDULE 2.1(A).

     3.10 ACCOUNTS RECEIVABLE. All of the Accounts Receivable of Seller as set forth in the Books and Records of Seller and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each such Account Receivable is valid and subsisting and is owed by the account debtor named in such Account Receivable. The amount of each Account Receivable represented as owing as of the date indicated (a) is the correct amount actually and unconditionally owing as of the date indicated, (b) is not subject to any set-offs, credits, disputes, defenses, deductions or countercharges, and (c) to the best knowledge of Seller, will be paid in the Ordinary Course of Business. None of the Accounts Receivable has been paid outside of the Ordinary Course of Business, and neither Seller nor any of its Affiliates has made any efforts to collect any of the Accounts Receivable outside of the Ordinary Course of Business.

      3.11 INVENTORIES. Except as set forth on Schedule 2.1(j), Seller does not have any raw materials, work in process, finished goods or other inventory.

     3.12 LICENSES. All licenses and sublicenses owned by Seller or in which Seller has any rights (collectively, the "Licenses"), together with a brief description of each, are set forth on SCHEDULE 2.1(B). Seller has not infringed, and is not now infringing, on any license belonging to any other Person or Entity. Seller owns and holds adequate licenses necessary for the Business as now conducted by it, and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others. Buyer is hereby acquiring, and will continue to enjoy the use and benefit of, the Licenses.

      3.13 INTELLECTUAL PROPERTY.  All of the Intellectual Property of
Seller is set forth on SCHEDULE 2(E). The Intellectual Property constitutes all of the intellectual property necessary to the lawful conduct of the Business without any infringement or conflict with the rights of others, and no adverse claims have been asserted against the Intellectual Property, Seller or the Business with respect thereto.

      3.14 REAL PROPERTY; LEASED REAL PROPERTY.  Except as set forth in
SCHEDULE 3.14(A) with respect to real property owned by Seller, and SCHEDULE 3.14(B) with respect to real property leased by Seller (such real property being hereinafter referred to collectively as the "Real Property"), Seller neither owns nor leases any real property or improvements or interests therein. Except for Seller, there are no parties in possession of any portion of the Real Property as lessees, tenants at will or at sufferance, trespassers or otherwise. The heating, electrical, plumbing and other building equipment, as of the Closing, will be adequate in quantity and quality for normal operations of the Business, as presently conducted.

     3.15 SUBSIDIARIES. Seller does not own, and has never previously owned, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other Entity.

     3.16 INSURANCE. Attached hereto as SCHEDULE 3.16 is a true, complete and accurate list of all insurance policies maintained by Seller. The Seller has maintained and now maintains insurance protection against all liabilities, claims and risks against which, with respect to the Business and the Assets, it is customary to insure in the Ordinary Course of Business.

     3.17 BANKING. The names and addresses of all banks or other financial institutions in which Seller has an account, deposit or safe deposit box, with the names of all Persons authorized to draw on these accounts or deposits or having access to these boxes, are set forth on SCHEDULE 3.17 attached hereto.

     3.18 POWERS OF ATTORNEY. No Person or Entity holds a general or special power of attorney from Seller.

     3.19 PERSONNEL. Attached hereto as SCHEDULE 3.19 (A) is a list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees of Seller, stating their rates of compensation including, if determined, bonuses payable to each. Attached hereto as SCHEDULE 3.19 (B) is a list of the names, addresses, dates of birth and services provided by all independent contractors used by Seller during the preceding one (1) year, stating their rates and methods of compensation.

     3.20 EMPLOYEE BENEFITS. SCHEDULE 3.20 is a true, correct and complete list of each "employee benefit plan," within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") which has ever been maintained or sponsored by Seller or any of its Affiliates. Each such employee benefit plan (and each related trust, insurance contract, or fund) is in full force and effect, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. Neither Seller nor any other party is in default under any of the plans, there have been no claims of default, and there are no facts, conditions or circumstances which if continued, or on notice, will result in a default, under any plan. None of the plans will, by its terms or under applicable law, become binding upon or become an obligation of the Buyer. No assets of any plan are being transferred to Buyer or to any plan of Buyer. Seller does not contribute to, and has never contributed to, and has never been required to contribute to, any multiemployer plan, and Seller does not have, and has never had, any liability (including withdrawal liability) under any multiemployer plan.

     3.21 EMPLOYMENT AGREEMENTS. SCHEDULE 3.21 is a list of all employment agreements, consulting agreements, collective bargaining agreements, and agreements providing for Partner indemnification or other agreements or arrangements providing for employee or other remuneration, severance payments or benefits to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates is bound (collectively, the "Employment Agreements"). Buyer will not have any duty, liability or obligation with respect to any of the Employment

Agreements. Except as set forth on SCHEDULE 3.21, no Employees are represented by any labor organization.

     3.22 LIABILITIES. Seller does not have any liabilities, obligations or commitments of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except (a) liabilities which are adequately disclosed or accrued against in the Balance Sheet Reports, (b) liabilities which have been incurred in the Ordinary Course of the Business since June 30, 1997, and in accordance with standard, customary and historical practices and experiences of Seller, and (c) liabilities expressly set forth, as to the nature and amount thereof, on SCHEDULE 3.22. Buyer shall not incur any duty, liability or obligation with respect to any liabilities set forth on SCHEDULE 3.22. In no event shall the Buyer be liable for (or have paid any) legal, accounting or other costs or expenses incurred by Seller in connection with any of the transactions contemplated in this Agreement.

     3.23 LITIGATION. Except as set forth on SCHEDULE 3.23, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Seller, its Affiliates, the Assets, the Leased Assets or the Business.

     3.24 TAX MATTERS. Seller has filed all tax returns that Seller was required to file, and all such tax returns were correct and complete in all respects. All taxes owed by Seller (whether or not shown on any tax return) have been paid. Seller is not the beneficiary of any extension of time within which to file any tax return, and Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Seller has withheld and paid all taxes required to have been withheld or paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, Partner, or other third party. Neither Seller nor any Partner (or Employee responsible for tax matters) of Seller has reason to believe that any authority might assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of Seller.

     3.25 COMPLIANCE WITH LAWS. Seller has complied with, and is not in violation of, applicable federal, state or local ordinances, statutes, laws, rules, restrictions and regulations (including, without limitation, any applicable Environmental, Health & Safety Laws) that affect, or are likely to affect, directly or indirectly, the Business, the Assets, the Leased Assets, the Real Property or the Customers, suppliers or financial prospects of Seller. There are not any uncured violations of federal, state or local laws, ordinances, statutes, orders, rules, restrictions, regulations or requirements affecting any portion of the Business, the Real Property, the Assets or the Leased Assets, and neither any of the Assets, the Leased Assets or the Real Property, nor the operation thereof nor the conduct of the Business, violates any applicable federal, state or municipal laws, ordinances, orders, regulations or requirements. Seller has not received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent compliance or continued compliance with the Environmental, Health & Safety Laws or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, lawsuit, proceeding, hearing, study or investigation, based on, related to, or alleging any violation of the Environmental Health & Safety Laws.

     3.26  FINANCIAL STATEMENTS.   The Financial Statements (a) are true,
complete, and correct in all material respects, (b) fairly and accurately present the financial position of Seller as of the periods described therein, and the results of the operations of Seller for the periods indicated, and (c) have been prepared consistently and in accordance with the Seller's historical customs and practices.

     3.27  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
SCHEDULE 3.27, since June 30, 1997.

          (A) there has been no: (i) material adverse change in the financial condition, assets, liabilities, business or prospects of Seller; (ii) loss, destruction or damage to any property of Seller, whether or not insured;
     (iii) labor trouble, pending or threatened, involving Seller, or change in the personnel of Seller or the terms or conditions of their employment or other engagement; nor (iv) other event or condition of any character that has or could have a Material Adverse Effect on the Business;

          (B) Seller and its Affiliates have used their best efforts to preserve the business organization of Seller intact, to maintain the goodwill of the Business, to keep available to the Business the Employees and the independent contractors, and to preserve the present relationships of Seller with its suppliers, Customers, regulatory authorities and others having business relationships with it;

          (C) Seller has maintained and operated the Business in the Ordinary Course of Business and in accordance with industry practices and Seller's historical policies;

          (D) Seller has not issued or sold, nor directly or indirectly redeemed or acquired, any of its securities;

          (E) Seller has not declared, set aside nor paid a dividend or other distribution, nor made any payment of any type to the holders of any equity interest in Seller or any of its Affiliates, other than ordinary salary or expenses which have been paid in the Ordinary Course of Business and fully disclosed to Buyer;

          (F) Seller has neither waived nor released any Material right of or material claim held by it, nor discounted any of its Accounts Receivable, nor revalued any of its Assets or liabilities;

          (G) Seller has not acquired nor disposed of any assets having a value of $5,000 individually or $15,000 in the aggregate, and has not entered into any contract, commitment or arrangement therefor, and has not entered into any other transaction, other than for value in the Ordinary Course of Business and in accordance with industry practices;

          (H) Seller has not changed the salary or other compensation payable or to become payable by Seller to any of its Partners, Employees, independent contractors, agents or other personnel, and has not declared, made or committed to any kind of payment of a bonus or other additional salary or compensation to any such Person;

          (I) Seller has not made a loan to any Person or Entity, and has not guarantied any loan, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

          (J) Seller has not amended nor terminated any material contract, agreement, permit or license to which Seller is a party, or by which Seller or any of the Assets or Leased Assets are bound;

          (K) Seller has maintained all debt and lease instruments, and has not entered into any new or amended debt or lease instruments;

          (L) Seller has not entered into any agreement or instrument which would constitute an encumbrance, mortgage or pledge of the Assets, or which would bind Buyer or the Assets after Closing, in an amount in excess of $5,000 individually or $15,000 in the aggregate;

          (M) Seller has provided to Buyer any and all books, records, contracts, and other documents or data pertaining to the ownership, use, insurance, operation, renovation and maintenance of the Assets, the Leased Assets and the Business;

          (N) Seller has performed all of Seller's obligations under all contracts and commitments applicable to Seller, the Assets and the Leased Assets, and has maintained Seller's books of account and records in the usual, regular and customary manner;

          (O) Seller has complied with all statutes, laws, ordinances and regulations applicable to Seller, the Assets, the Leased Assets and the conduct of the Business;

          (P) Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business, the Assets and the Leased Assets, as and when such bills or other payments were due, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets or the Leased Assets; provided however, Seller has not made any expenditures outside the Ordinary Course of Business, nor any capital expenditures, in excess of $5,000 individually or $15,000 in the aggregate;

          (Q) Seller has not made any material changes in its management, operations, accounting or business practices or methods (including without limitation, any change in depreciation or amortization policies or rates); and

          (R) all revenues or cash or other receipts from all sources in all media received by Seller have been deposited in Seller's account.

     3.28 CUSTOMERS. SCHEDULE 3.28 to this Agreement is a true, complete and correct list of all Customers of Seller, together with summaries of the services provided to each Customer during the one (1) year preceding the Closing Date. For purposes of this Section 3.28 "Customer" means a customer or client of the Seller located in the State of Minnesota during the one year preceding the Closing Date. Except as indicated in SCHEDULE 3.28, Seller does not have any information, nor is it aware of any facts or circumstances, indicating that any of these Customers intend not to do business with Buyer to the same volume and extent, and on the same terms, as they have historically done business with Seller.

     3.29 INTERESTS IN CUSTOMERS, SUPPLIERS AND COMPETITORS. No Partner or Affiliate or employee (nor any former partner or Affiliate or employee) of Seller, nor any relative of any of them, has any direct or indirect interest in any competitor, supplier or Customer of Seller, nor any Person or Entity who has done business with Seller in the one (1) year preceding the Closing Date.

     3.30 PARTNERSHIP DOCUMENTS. Seller has furnished to Buyer for its examination (i) a true, complete and correct copy of Seller's Articles or Agreement of Partnership and all other written agreements between the Partners, all as amended to date; (ii) true, complete and correct copies of the contents of the partnership or minute books of Seller (including proceedings of audit and other committees), each of which contains all records for all proceedings, consents, actions and meetings of the Partners since its date of formation.

     3.31 BULK SALE WARRANTY FOR SALES TAX PURPOSES. Prior to Closing, Seller has never sold a substantial or significant part of its assets in any single transaction or series of transactions. The transaction contemplated herein is the sale of the entire operating assets of a business, and a sale outside the ordinary course of Seller's business, and therefor no sales tax is due upon the Closing of the purchase of the Assets.

     3.32 DISCLOSURE. Seller has provided to Buyer actual copies of all Contracts, documents concerning all litigation and administrative proceedings, employee benefit plans, Licenses, insurance policies, lists of suppliers, Customers, Employees and independent contractors, and corporate records relating to Seller or its assets and liabilities, the Business and the Real Property, and such information covers all material commitments and liabilities of Seller. In addition, (a) Buyer has been kept fully informed with respect to all material developments in the business of Seller since the June 30, 1997, (b) management of Seller has not made any material business decisions, nor taken any material actions, since the June 30, 1997 of which Buyer has not been advised, and (c) Buyer and its agents have been granted unlimited access to the books and records of Seller (whether retained electronically, on disc or on paper).

     3.33 FULL DISCLOSURE. This Agreement, the schedules and exhibits hereto, and all other documents and written information furnished by Seller or its Partners to Buyer or its representatives pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts or circumstances relating to the Business or Seller's liabilities, prospects, operations or financial condition, or the Assets, which materially and adversely affect or, so far as the Seller can now reasonably foresee, will materially and adversely affect, the Business, Seller or the assets, liabilities, prospects, operations or financial condition thereof, or the ability of the Seller to perform this Agreement or the obligations of Seller hereunder.

     3.34 BROKERS. Except for The GulfStar Group, Inc. none of the Seller, the Partners nor any of their respective Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

           Parent and Buyer jointly and severally represent and warrant that all of the following representations and warranties in this Article IV are true at the date of this Agreement and shall be true at the time of Closing and the IPO Closing Date, and that such representations and warranties shall survive the IPO Closing Date until the Expiration Date, except that solely for purposes of determining whether a claim for indemnification under Section 7.1 hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the Seller actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

     4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

     4.2 AUTHORITY. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and any Ancillary Agreements by Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

     4.3 CAPITAL STOCK OF PARENT AND BUYER. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Parent and the Buyer are as follows: (i) immediately prior to the Closing Date and the IPO Date, the authorized capital stock of Parent will consist of 100,000,000 shares of common stock, $.01 par value per share ("Parent Shares") of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 10,000,000 shares of preferred stock, $1.00 par value, of which the number of issued and outstanding shares will be set forth in the Registration Statement, all of which will be fully paid and non-assessable except as otherwise set forth in the Registration Statement, and (ii) as of the date of this Agreement, the authorized capital stock of Buyer consists of 10,000 shares of common stock, no par value, all of which are issued and outstanding.

     4.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Parent or the Buyer to issue any of their respective authorized but unissued capital stock, and (ii) neither the Parent nor the Buyer has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. SCHEDULE 4.4 includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights (excluding the Other Agreements) to acquire Parent Shares.

     4.5 COMMON STOCK. At the time of issuance thereof and delivery to the Seller, the Parent Shares to be delivered to the Seller pursuant to this Agreement will constitute valid and legally issued Parent Shares, fully paid and nonassessable, and with the exception of restrictions upon resale (a) set forth in Section 9.3 hereof and (b) contained in the Stock Pledge Agreement, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Shares issued and outstanding as of the date hereof by reason of the provisions of the Texas Business Corporation Act. Except as provided in the previous sentence, the Parent Shares issued and delivered to the Seller shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The Parent Shares to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Registration Rights Agreement.

     4.6 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement and the Ancillary Agreements will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4.7 BROKERS. Except for The GulfStar Group, Inc. neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

     4 .8 CONSENTS AND APPROVALS. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other Person or Entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                           COVENANTS OF THE PARTIES

     Buyer and Seller covenant and agree as follows:

     5.1 CONDUCT OF THE BUSINESS. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall through the IPO Closing Date conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with Customers, suppliers and others having business dealings with it.

     5.2 CERTAIN CHANGES. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not: (a) subject any of the Assets to any lien or encumbrance; (b) dispose of any of the Assets; or (c) grant any increase in compensation or benefits to any Employee; (d) materially modify any of the liabilities, or (e) with respect to the Business, perform any act outside the Ordinary Course of Business except as otherwise contemplated by this Agreement.

     5.3 NOTICE. Seller will notify Buyer immediately in writing if (i) any of Seller's representations or warranties set forth in this Agreement are or become untrue prior to the IPO Closing Date, (ii) Seller fails to fully perform all of the covenants of Seller set forth in this Agreement, or (iii) there occurs any Material adverse development in the Business or Seller's market position, sales, profit trends, labor regulations, litigation or insurance claims or otherwise.

     5.4 RECORDS. From the date of execution of this Agreement until the Closing, Seller shall permit Buyer the right, during normal business hours, to inspect any documents, Books and Records or other information pertaining to the Assets.

     5.5 U.C.C. SEARCHES. Within five (5) days from the date of execution hereof, Buyer, at Buyer's sole cost and expense, shall deliver to Seller current searches of all Uniform Commercial Code financing statements filed with the Office of the Secretary of State of Minnesota and in any other state, or county in which the Seller has an office, against Seller. Any and all liens, pledges, mortgages, security interests and encumbrances affecting the Assets, regardless of whether same are disclosed in such lien searches, shall be released and discharged by Seller at or prior to Closing.

     5.6 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law in any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with any such laws or any similar law which may be asserted to be applicable.

     5.7  NON-COMPETITION AGREEMENT.   The Seller agrees that, for the period
beginning on the Closing Date and continuing for three (3) years following the Closing Date, neither KAK, individually, JMK, individually, nor any of their Affiliates, shall, either directly or indirectly, individually or separately, for themselves or as a shareholder, owner, partner, joint venturer, promoter, consultant, manager, independent contractor, agent, or in some similar capacity for any reason whatsoever:

          A. Enter into, engage in, or be connected with any business or business operation or activity which consists in whole or in part of the Business within the following Counties: Washington, Dakota, Carver, Hennepin, Ramsey, Anoka and Wright (the "Seven Counties");

          B. Call upon any customer whose account is or was serviced in whole or in part by the Seller in relation to the Business or the Buyer with the intent of selling or attempting to sell to any such customer any services similar to the services provided by the Buyer; and

          C. Intentionally divert, solicit or take away any customer, supplier or employee of the Buyer, or the patronage of any customer or supplier of the Buyer, or otherwise interfere with or disturb the relationship existing between the Buyer and any of its customers, suppliers, or employees, directly or indirectly.

     In the event the Buyer ceases operation of the Business other than in a merger, consolidation, sale of assets or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Buyer, or upon the appointment of a liquidator for the Buyer, the provisions of this Section 5.7 will not be applicable to the conduct of Seller subsequent thereto.

     Notwithstanding anything to the contrary contained herein, it is understood and agreed that the foregoing provisions contained in this Section 5.7 shall not apply to an individual named in Section 5.7 (i.e., KAK and JMK) if that particular individual executes a Consulting Agreement as of the Closing Date with the Buyer. It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 5.7 are more extensive than is enforceable under applicable law or are broader than necessary to protect the goodwill and legitimate business interests of the Buyer, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

     The Parties acknowledge that the remedies at law for breach of Seller's covenants contained in this Section 5.7 are inadequate, and they agree that the Buyer shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Buyer.

     5.8 TERMINATION OF EMPLOYMENT OF SELLER'S EMPLOYEES. Buyer anticipates extending an offer of employment to substantially all of the Employees of the Seller on substantially the same terms and conditions as the Employees currently are employed by Seller. Notwithstanding the foregoing, nothing herein shall imply or guarantee employment of any Employee of Seller by Buyer. If Seller's Employees desire employment with Buyer, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Buyer, at the wages, hours, and conditions of employment established by Buyer prior to hiring any Employees. Seller agrees to use its best efforts to make available the Employees to the Buyer that Buyer desires to hire for the purpose of operating the Business. Notwithstanding anything to the contrary contained herein, Buyer agrees that it will offer to employ substantially all of Seller's Employees. Nothing shall prohibit Buyer from terminating any of Seller's Employees subsequent to their employment by Buyer.

     5.9 COOPERATION IN CONNECTION WITH THE IPO. The Seller and each Partner will (a) provide the Parent and the Underwriter with all the Information concerning Seller and such Partner which is reasonably requested by the Parent and the Underwriter from time to time in connection with effecting the IPO and
(b) cooperate with the Parent and the Underwriter and their respective representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto, to the extent that any of the foregoing concern or reasonably relate to the Seller or any Partner. The Seller and each Partner agrees promptly to (a) advise the Parent if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the

Seller or such Partner becomes incorrect or incomplete in any material respect and (b) provide the Parent with the information needed to correct or complete that information.

     5.10 ADDITIONAL FINANCIAL STATEMENTS. Seller shall promptly furnish to Buyer a copy of all Financial Statements for each additional month end period beyond June 30, 1997 as soon as same is regularly prepared by Seller in the Ordinary Course of Business. All such additional Financial Statements shall be subject to the same representations and warranties as contained in Section 3.26 of this Agreement. The Parties acknowledge and agree that Buyer shall be permitted to conduct at its sole cost and expense an audit of Seller for the fiscal years ended 1994, 1995 and 1996 in connection with the IPO. Buyer shall pay Seller's reasonable costs incurred in preparing such monthly financial statements.

     5.11 SUPPLEMENTAL INFORMATION. The Seller and each Partner agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation through the IPO Closing to provide the Parent promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Seller or such Partner, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of the Parent and Buyer which are specified in Section 6.3 have been satisfied, the Schedules as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Investor Representation Letter as of the date hereof as amended or supplemented by the Supplemental Information provided to the Parent prior to the Effective Date pursuant to this Section 5.11; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect or (b), in the sole judgment of the Parent (which shall be conclusive for purposes of this Section
5.11 and 8.3(a)(iv), but not for any purpose of Article VII, are having or will have a Material Adverse Effect, the Parent will be entitled to terminate this Agreement pursuant to Section 8.3(a)(iv); and provided, further, that if the Parent is entitled to terminate this Agreement pursuant to Section 8.3(a)(iv), but elects not to do so, it will be entitled to treat as Buyer Indemnified Losses (which treatment will not prejudice the right of the Seller or such Partner to contest Damage claims made by the Parent in respect of those Buyer Indemnified Losses) all Damages to the Business which are attributable to the circumstances, conditions, events and state of facts first disclosed herein after the date hereof in the Supplemental Information. The Parent will provide the Seller and each Partner with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

     5.12 INSURANCE. Seller shall assist, and shall cause its Affiliates to assist, Buyer in transferring to Buyer any insurance applicable to the Assets or the Leased Assets which Buyer elects to maintain in effect.

     5.13 CONFIDENTIALITY. Seller will not, and will not permit any of its Affiliates to, disclose any information of a confidential or proprietary nature concerning the Assets or the Business to any third parties, and in no event shall Seller use, or allow any of its Affiliates to use, such confidential or proprietary information for its or his own benefit or to the detriment of Buyer or the Business. No public or private announcement shall be made of the transactions contemplated herein, nor the terms hereof, by Seller or any of its Affiliates, without the prior written approval of Buyer as to timing, form and content.

                                  ARTICLE VI
                                  THE CLOSING

     6.1 PRICING. At or prior to Pricing, the Parties shall take all actions necessary to (a) complete the Acquisition (including the execution and delivery of this Agreement and the Ancillary Agreements which shall be placed in escrow under the control of the Parent for release to the Parties on the IPO Date), and
(b) effect the delivery of the Parent Shares referred to in Section 2.3 hereof, provided however, that such actions shall not include the actual completion of the Acquisition or the delivery of the Common Stock and funds referred to in
Section 2.3 hereof, each of which actions shall only be taken upon the IPO Closing Date as herein provided. For purposes of this Article VI, the term "Pricing" shall mean the date of determination by Parent and the Underwriter of the public offering price of the Parent Shares in the IPO; the Parties contemplate that the Pricing shall take place on the Closing Date. The Escrow Agreement relating to this Agreement and the Ancillary Agreements shall provide that in the event that there is no IPO Closing Date, and this Agreement automatically terminates as provided in Section 8.3(b)(ii), the Agreement and the Ancillary Agreements shall not be delivered to the Parties. The taking of the actions described in clauses (a) and (b) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Boyer, Ewing & Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046. On the IPO Closing Date, all transactions contemplated by this Agreement, including the delivery of the Parent Shares, the wire transfer of the cash portion of the Purchase Price which Seller is entitled to receive pursuant to Section 2.3 hereof, and the closing of the IPO shall occur and be completed. Except as otherwise provided in Section 8.3 hereof, during the period from the Closing Date to the IPO Closing Date, this Agreement may only be terminated by the Parties if the Underwriting Agreement is terminated pursuant to the terms thereof.

     6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of the Seller with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. The obligations of the Seller with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of the conditions set forth in this Section 6.2(i) and (viii). As of (a) the Closing Date if any such conditions have not been satisfied other than the conditions set forth in this Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date or (b) the IPO Closing Date, if any such conditions have not been satisfied, the Seller shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Seller in consummating the Closing on the Closing Date to the extent set forth in the first sentence of Section 6.1 shall constitute a waiver of any conditions not so satisfied other than the conditions set forth in this
Section 6.2(i) and (viii) that cannot be satisfied prior to the IPO Closing Date. However, no such waiver shall be deemed to affect the survival of the representations and warranties of Parent and Buyer contained in Article IV hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of the Parent and the Buyer contained in
     Article IV shall be true and correct in all material respects as of the Closing Date and the IPO Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Parent and the Buyer on or before the Closing Date and the IPO Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the IPO Closing Date, respectively, and signed by each of the Parent and the Buyer shall have been delivered to the Seller.

          (ii) NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no governmental agency or body shall have taken any other action or made any request of the Parent or the Buyer as a result of which the management of the Seller deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. The Seller shall have received an opinion from counsel for the Parent dated the Closing Date, in the form attached as Exhibit F-1 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act)(the "Other Financing Sources") to enable the Parent to pay or otherwise deliver on the IPO Closing Date (i) the total cash portion of the Purchase Price then to be delivered pursuant to Article II; (ii) the total cash portion of the acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the acquisition transactions contemplated thereby, and (iii) the total amount of indebtedness of the Seller, each Other Acquired Business and the Parent which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid with proceeds received by the Parent from the IPO and Other Financing Sources.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) GOOD STANDING CERTIFICATES. Parent and the Buyer each shall have delivered to the Seller certificates, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Texas and Minnesota Secretaries of State, respectively, and in each state in which the Parent and Buyer is authorized to do business, showing that each of the Parent and the Buyer is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Parent and the Buyer, respectively, for all periods prior to the Closing have been filed and paid.

          (vii) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Parent or the Buyer which would constitute a Material Adverse Effect.

          (viii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriters in the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (ix) SECRETARY'S CERTIFICATE. The Seller shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of each of the Parent and the Buyer, certifying the truth and correctness of attached copies of the Parent's and the Buyer's respective resolutions of their boards of directors and, if required, the stockholders of the Parent and the Buyer approving the Parent's and the Buyer's entering into this Agreement and the consummation of the transactions contemplated hereby.

          (x) CONSULTING AGREEMENT. The Buyer shall have entered into a Consulting Agreement with KAK in the form attached as Exhibit A ("Consulting Agreement").

          (xi) REGISTRATION RIGHTS AGREEMENT. Parent shall have entered into the Registration Rights Agreement with the Seller in the form attached as Exhibit B ("Registration Rights Agreement").

     6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENT AND THE BUYER. The obligations of the Parent and the Buyer with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions other than the conditions set forth in this Section 6.3(i) and (vii) that cannot be satisfied prior to the IPO Closing Date. The obligations of Parent and Buyer with respect to actions to be taken on the IPO Closing Date are subject to the satisfaction or waiver on or prior to the IPO Closing Date of all of the following conditions. As of (a) the Closing Date if any such conditions other than the conditions set forth in this
Section 6.3(i) and (vii) that cannot be satisfied prior to the IPO Closing Date have not been satisfied or (b) as of the IPO Closing Date, if any such conditions have not been satisfied, Parent and Buyer shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Article III hereof.

          (i) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATION. All the representations and warranties of the Seller and the Partners contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the IPO Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller or the Partners on or before the Closing Date or the IPO Closing Date, as the case may be, shall have been duly performed or complied with in all Material respects; and the Seller and the Partners shall have delivered to the Buyer certificates dated the Closing Date and the IPO Closing Date, respectively, and signed by them to such effect.

          (ii) NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Acquisition or the IPO and no governmental agency or body shall have taken any other action or made any request of Parent as a result of which the management of Parent deems it inadvisable to proceed with the transactions hereunder.

          (iii) OPINION OF COUNSEL. Parent shall have received an opinion from Counsel to the Seller, dated the Closing Date, substantially in the form attached as Exhibit F-2 hereto.

          (iv) REGISTRATION STATEMENT. The Registration Statement, as amended to cover the offering, issuance and sale by Parent of such number of Parent Shares at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to the Parent from that sale (net of Underwriter's discount or commissions) in at least the Minimum Cash Amount.

          (v) CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition.

          (vi) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to the Seller which would constitute a Material Adverse Effect, and the Seller shall not have suffered any Material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage Materially affects or impairs the ability of the Seller to conduct its business.

          (vii) CLOSING OF IPO. The closing of the sale of the Parent Shares to the Underwriters in the IPO shall have occurred simultaneously with the IPO Closing Date hereunder.

          (viii) CERTIFICATE. The Buyer shall have received a certificate or certificates, dated the Closing Date and signed by the Partners, certifying the truth and correctness of attached copies of the Seller's partnership agreement and consent to the consummation of the transactions contemplated hereby.

          (ix) CONSULTING AGREEMENT. KAK shall have entered into the Consulting Agreement.

          (x) REGISTRATION RIGHTS AGREEMENT. Seller shall have entered into the Registration Rights Agreement.

          (xi) BILL OF SALE. Seller shall have delivered to the Buyer instruments of assignment and transfer or bills of sale signed by the Seller as the Buyer reasonably requests, including the Bill of Sale attached as Exhibit C ("Bill of Sale").

          (xii) INVESTOR REPRESENTATION LETTER. Seller and each of the Partners shall have delivered to the Parent at or prior to the signing of the Registration Statement an Investor Representation Letter in the form attached as Exhibit D, with respect to the acquisition of the Parent Shares to be issued to Seller.

          (xiii) STOCK PLEDGE AGREEMENT. Seller shall have delivered to Buyer a Stock Pledge Agreement in the form attached as Exhibit E ("Stock Pledge") as well as the Parent Shares issuable to the Seller at the Closing (complete with stock powers executed in blank).

          (xiv) SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Parent.

     6.4 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

     6.5 CONFIDENTIAL INFORMATION. After the Closing and except as otherwise specifically permitted in this Agreement, each party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other party to this Agreement or its Affiliates or for the benefit of any other Person or Persons, any confidential information or trade secrets of such other party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided however, if any party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such party may so disclose such information without any liability hereunder.

     6.6 ASSIGNMENT OF CONTRACTS. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

                                  ARTICLE VII
                                INDEMNIFICATION

     7.1  INDEMNIFICATION.

          A. BY THE SELLER AND THE PARTNERS. Subject to Section 7.1(E) hereof, the Seller and each of the Partners, individually, jointly and severally, (collectively herein "Seller Indemnitors") shall indemnify, save, defend and hold harmless the Parent and Buyer and their respective shareholders, directors, officers, partners, agents and employees (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or the Ancillary Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or the Partners under this Agreement, (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities, or (b) arising out of facts or circumstances existing prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided however, that the Seller Indemnitors shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties, and (iii) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to the Seller or the Partners, and provided to Parent or its counsel by the Seller or the Partners, contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a Material fact relating to the Seller or the Partners required to be stated therein or necessary to make the statements therein not misleading, provided however, that such indemnity shall not inure to the benefit of Parent and Buyer to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and Seller or a Partner provided, in writing, corrected information to Parent and Parent's counsel for inclusion in the Final Prospectus, and such information was not included or properly delivered and provided further, that no Partner shall be liable for any indemnification obligation pursuant to this Section 7.1 to the extent attributable to a breach of any representation, warranty or agreement made herein by any other Partner.

          B. BY THE BUYER. Subject to Section 7.1(E) hereof, the Parent and Buyer shall indemnify, save, defend and hold harmless the Seller and the Partners (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Buyer or Parent in or pursuant to this Agreement, the Ancillary Agreements, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer under this Agreement, (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that the Buyer shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Party, (iii) under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a Material fact relating to Parent, Buyer or any Other Acquired Business contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state therein a Material fact relating to Parent or Buyer or any of the Other Acquired Businesses required to be stated therein or necessary to make the statements therein not misleading.

          C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten
(10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this
Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense (except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party) with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to, defend, compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          D. THIRD PARTY CLAIMS. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

          E. LIMITATION ON INDEMNIFICATION. Notwithstanding the other provisions of this Section 7.1, Seller Indemnitors shall not be liable to Buyer Indemnified Parties, and Parent and Buyer shall not be liable to Seller Indemnified Parties, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed the Purchase Price.

     7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements of the Parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the Parties until the Expiration Date.

                                 ARTICLE VIII
                           TERMINATION AND REMEDIES

     8.1 SPECIFIC PERFORMANCE; REMEDIES. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance.
If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     8.2 OFFSET; REMEDIES. To the extent not otherwise prohibited by applicable law, all amounts due and owing by the Buyer to the Seller under this Agreement, the Ancillary Agreements, or any other document, instrument, or agreement executed in connection herewith shall be subject to offset by the Buyer to the extent of any Damages incurred by any breach by the Seller, under this Agreement by KAK under the Consulting Agreement, or any document, instrument, or agreement executed in connection herewith. In the event Buyer elects to offset any Damages incurred as a result of any such breach, Buyer shall furnish Seller notice containing detailed information about the breach, the magnitude of the damages that Buyer has or reasonably expects to incur, and whether the offset is against the Parent Shares pledged under the Stock Pledge Agreement or otherwise (the act of offsetting by Buyer shall be referred to as an "Offset"). The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, the Consulting Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the Consulting Agreement, or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party or Parties shall be entitled to recover other remedies to which it or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law. Buyer shall not effect an Offset hereunder without giving Seller at least 10 days advance written notice of its intent to do so. Seller agrees that any Offset made that would otherwise be deducted from the Purchase Price initially paid at the Closing shall be made against the Parent Shares issuable to the Seller hereunder and not against the cash portion of the Purchase Price.

     8.3 TERMINATION. Termination of This Agreement. (a) This Agreement may be terminated at any time prior to the Closing solely:

          (i)  by the mutual written consent of the Parent and the Seller;

          (ii) by the Seller, on the one hand, or by the Parent, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated results from the willful failure of the Party seeking to terminate this Agreement to perform or materially adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

          (iii) by the Seller, on the one hand, or by the Parent, on the other hand, if a Material breach or default shall be made by the other Party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

          (iv)  by the Parent if it is entitled to do so as provided in
     Section 5.11.

          (b) This Agreement may be terminated after the Closing solely:

          (i) by the Parent or the Seller if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

          (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within ten (10) New York City business days after the date of the Closing.

     8.4 LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.3, there shall be no liability or obligation on the part of any Party hereto except to the extent that such liability is based on the breach by that Party of any of its representations, warranties or covenants set forth in this Agreement.

                                  ARTICLE IX
                  COVENANTS OF BUYER AND SELLER AFTER CLOSING

     9.1. FINAL NET WORTH ADJUSTMENT. Within 30 days after the IPO Closing Date, the Buyer and Seller shall adjust the Purchase Price of the Assets as set forth in Sections 2.4 and 2.5, and the Buyer shall deliver to Seller, or Seller shall deliver to Buyer, cash equal to the differential between the Guaranteed Net Worth and the Final Net Worth, if any.

     9.2. PREPARATION AND FILING OF TAX RETURNS.

          (i) The Seller shall file or cause to be filed all federal income tax returns of the Seller for all taxable periods that end on or before the IPO Closing Date, and shall permit the Parent to review all such tax returns prior to such filings.

          (ii) Parent shall file or cause to be filed all separate tax returns of, or that include, any Other Acquired Business for all taxable periods ending after the IPO Closing Date.

          (iii) Each Party shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other Parties hereto such cooperation and information as any of them reasonably may request in filing any tax return, amended tax return or claim for refund, determining a liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such Party may possess. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.
     Subject to the preceding sentence, each Party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

     9.3 RESTRICTIVE LEGEND. The Seller consents to the imprinting on all certificates representing Parent Shares issued to it as part of the Purchase Price of the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

     9.4 PLEDGE OF PARENT SHARES. Seller shall deliver all Parent Shares acquired from the Buyer as part of the Purchase Price to Buyer to be held pursuant to the terms of the Stock Pledge Agreement.

     9.5 TRANSFER OF PARENT SHARES. Following the Closing, Seller anticipates transferring the Parent Shares acquired hereunder to KAK and JMK in connection with the dissolution of the Seller or otherwise. The Buyer and Parent hereby agree to consent to such transfer and to enter into amendments to the Registration Rights Agreement and the Stock Pledge Agreement to reflect that KAK and JMK have become the holders of the Parent Shares previously issued to Seller hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

     10.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by all of the Parties.

     10.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO SELLER:             Kirby A. Kennedy & Associates
                                    219 Executive Plaza
                                    5200 Wilson Road
                                    Minneapolis, Minnesota 55424

          IF TO SELLER'S PARTNERS:  Kirby A. Kennedy
                                    219 Executive Plaza
                                    5200 Wilson Road
                                    Minneapolis, Minnesota 55424

                                    Jeanne M. Kennedy
                                    219 Executive Plaza
                                    5200 Wilson Road
                                    Minneapolis, Minnesota 55424

          With a copy to:           Carlson Estate Planning
                                    Attn: Brian T. Carlson, P.A.
                                    9801 Dupont Avenue South, Suite 380
                                    Bloomington, Minnesota 55431
                                    Phone: 612/884-3200
                                    Fax: 612\884-1648

          IF TO BUYER OR PARENT:   Litigation Resources of America-Midwest, Inc.
                                   Litigation Resources of America, Inc.
                                   650 First City Tower, 1001 Fannin
                                   Houston, Texas 77002
                                   Phone:  713/653-7100
                                   Fax:   713/653-7172

          With a copy to:          John W. Menke
                                   Boyer, Ewing & Harris Incorporated
                                   Nine Greenway Plaza, Suite 3100
                                   Houston, Texas  77046
                                   Phone: 713/871-2025
                                   Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

     10.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

     10.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     10.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

     10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     10.8 ASSIGNMENT. The Seller shall not assign this Agreement or any interest herein .

     10.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     10.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four
(4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

     10.11 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties, the Buyer Indemnified Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over against any Party to this Agreement.

     10.12 SURVIVAL. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

     10.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     10.14 ARBITRATION. If a dispute arises out of or relates to this Agreement or the Ancillary Agreements, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this
Section 10.14. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 10.14, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Houston, Texas. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 10.15 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction.

     10.15 ATTORNEYS' FEES. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Party hereto.

     10.16 DRAFTING. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                                       BUYER:

                                       LITIGATION RESOURCES OF
                                       AMERICA-MIDWEST, INC.,
                                       an Illinois corporation


                                            /s/ RICHARD O. LOONEY
                                       By: __________________________________
                                           Richard O. Looney,
                                           Chairman and Chief Executive Officer


                                       PARENT:

                                       LITIGATION RESOURCES OF AMERICA, INC.,
                                       a Texas corporation


                                            /s/ RICHARD O. LOONEY
                                       By: __________________________________
                                           Richard O. Looney,
                                           Chairman and Chief Executive Officer


                                       SELLER:

                                       KIRBY A. KENNEDY & ASSOCIATES,
                                       a Minnesota Partnership


                                            /s/ KIRBY A. KENNEDY
                                       By: __________________________________
                                           Kirby A. Kennedy,
                                           General Partner

                         SELLER'S PARTNERS



                                            /s/ KIRBY A KENNEDY
                                           __________________________________
                                           Kirby A. Kennedy, Individually


                                            /s/ JEANNE M. KENNEDY
                                           __________________________________
                                           Jeanne M. Kennedy, Individually

Schedules
---------
2.1(a)     -       Equipment
2.1(b)     -       Contracts
2.1(c)     -       Books and Records
2.1(e)     -       Intellectual Property
2.1(g)     -       General Intangibles
2.1(j)     -       Inventory
2.2        -       Excluded Assets
2.7        -       Allocation of Purchase Price
3.3(A)     -       Consents and Approvals
3.3(B)     -       Breaches or Defaults
3.5        -       Exceptions to Title
3.6        -       Leased Personal Property
3.14(A)    -       Owned Real Property
3.14(B)    -       Leased Real Property
3.16       -       Insurance Policies
3.17       -       Banking
3.19(A)    -       Employees
3.19(B)    -       Independent Contractors
3.20       -       Employee Benefit Plans
3.21       -       Employment Agreements
3.22       -       Liabilities
3.23       -       Litigation
3.27       -       Certain Changes or Events
3.28       -       Customers


Exhibits
--------
A          Consulting Agreement
B          Registration Rights Agreement
C          Bill of Sale
D          Investor Representation Letter
E          Stock Pledge Agreement
F-1        Legal Opinion
F-2        Legal Opinion

EXHIBIT A
---------

                              CONSULTING AGREEMENT
                              --------------------


          THIS CONSULTING AGREEMENT (this "Agreement"), dated effective the ____ day of _________, 1997 (the "Effective Date"), is entered into by and between LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), and KIRBY A. KENNEDY, an individual residing in the State of Minnesota (the "Consultant"). The Company and Consultant may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of September 8, 1997 (the "Purchase Agreement"), by and among the Company, Kirby A. Kennedy & Associates, a Minnesota general partnership ("Seller"), the Consultant, Jeanne M. Kennedy and Litigation Resources of America, Inc., a Texas corporation (the "Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Consultant has been an employee, officer and director of the Seller and its business known as, or conducted under the name, "Kirby A. Kennedy & Associates" (the "Business"), and his knowledge of the affairs of the Business, particularly its court reporting business in the Minnesota counties of Washington, Dakota, Carver, Hennepin, Ramsey, Anoka and Wright (the "Business Area"), are of great value to the Company; and

          WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller; and

          WHEREAS, pursuant to the Purchase Agreement the Company and the Consultant have agreed to enter into this Agreement; and

          WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

          NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

          1. Duties. For the Term of this Agreement, the Company shall engage the services of Consultant, and Consultant shall agree to render consulting services to the Company, as hereinafter provided:

          (a) Consultant shall timely perform and devote its best efforts and skills to provide reasonable consulting and advisory services as called upon by the

Company for the principal purposes of (i) maintaining in the Business Area existing Company client relationships, (ii) developing in and outside of the Business Area significant new client relationships for the Company and Affiliates and (iii) such other similar or related services as shall be reasonably requested by the Company from time to time. Consultant shall be an independent contractor as to the services to be provided hereunder and shall exercise a high level of independence as to the services to be provided and shall not be required to keep any standard or particular hours or schedule. Subject to the foregoing, the Consultant shall report to and be responsible to the Richard O. Looney, the Chief Executive Officer of the Company, or any successor Chief Executive Officer of the Company.

          (b) Consultant shall not have the power to bind or obligate the Company or any related entity in any manner, except as may be specifically authorized in writing by the Chief Executive Officer of the Company or by the Board of Directors of the Company.

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed as prohibiting Consultant from going into other businesses for itself or with others during the Term of this Agreement, subject to the provisions of Sections 8 and 9.

          2. Term of Agreement. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, expire two
(2) years thereafter (such period being referred to as the " Term").

          3. Compensation. As payment for the services to be rendered by the Consultant hereunder during the Term, the Consultant shall be entitled to receive:

          (a) an expense allowance, subject to documentation as provided in
Section 4 below, in the amount of $12,000 per annum; provided, however, that if the Consultant is requested by the Company to make more than the 12 annual business trips currently anticipated, the amount of such expense allowance shall be increased to cover the actual costs of such additional trips; and

          (b) a performance payment to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Payment") including, without limitation, the first fiscal year of the Company; provided, however, that any Annual Payment calculated with respect to a fiscal year during which the Consultant was retained for only a part of such year shall be prorated to account for the number of days during such year in which the Consultant was retained by the Company.

          4. Expenses. Subject to the limitation provided in Section 3(a), during the Term of this Agreement, the Company shall promptly pay or reimburse the Consultant for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company and approved by the Board or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses.

          5. Covenants of Consultant. For and in consideration of the retention of the Consultant herein contemplated and the consideration paid or promised to be paid by the Company, Consultant does hereby covenant, agree and promise that during the Term hereof and thereafter to the extent specifically provided in this Agreement:

          (a) Consultant will truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

          (b) Consultant will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which Consultant has custody, and will pay over and deliver the same promptly whenever and however he may be reasonably directed to do so.

          (c) Consultant agrees that upon termination of this Agreement he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

     6. Mutual Covenants of the Company and Consultant. For and in consideration of the retention of the Consultant herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and Consultant do hereby mutually agree that during the Term hereof:

          (a) Consultant shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

          (b) Complete control of the Company, including (but not limited to) its plans, properties, contracts, methods, and policies, shall be established by the Board of Directors and Consultant shall not, by reason of anything contained in this Agreement, have any control over such matters, and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or business in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

     7. Termination of Agreement. The Company may immediately terminate this Agreement if the Consultant, does any of the following:

          (a) Breaches any provision of this Agreement, including (but not limited to) the voluntary termination by Consultant;

          (b) Misappropriates funds or property of the Company;

          (c) Secures any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

          (d) Engages in conduct, even if not in connection with the performance of Consultant's duties hereunder, that would result in serious prejudice to the interest of the Company; or

          (e) Fails to carry out and perform duties assigned to Consultant in accordance with and consistent with the duties in Section 1 hereof. Termination for any of the afore described reasons is hereinafter referred to as termination for "Cause". Prior to the end of the Term hereof, the Company may discharge the Consultant for Cause and terminate this Agreement without any further liability hereunder to the Consultant or his spouse or estate. In the event that the Company terminates the engagement of the Consultant for any reason other than Cause, such a termination shall be deemed to be a "Discharge Without Cause." In the event of a Discharge Without Cause, the Company shall continue to pay to the Consultant all amounts to which he would be entitled under Section 3 through the scheduled expiration of the Term hereof.

     8. Covenant Not to Compete. The Consultant recognizes that the Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to retain the Consultant on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Consultant's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 8, the Consultant agrees that in the event (i) Consultant is terminated for Cause, or (ii) Consultant leaves the employ of the Company other than a Discharge without Cause prior to expiration of the Term of the Agreement, or (iii) upon the expiration of the Term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date his service as a consultant is so terminated:

     (a) Consultant will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within the following Counties: Washington, Dakota, Carver, Hennepin, Ramsey, Anoka and

Wright, which competes in whole or in part with the Business of the Company; and

     (b) Consultant will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Consultant as a consultant hereunder, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates; and

     (c) Consultant will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates, or the patronage of any customer or supplier of the Company or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

     In addition, the foregoing restrictive covenants shall also apply to the Consultant in the event of a Discharge without Cause but only for a period of one (1) year.

     In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, sale of assets or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Company, or upon the appointment of a liquidator for the Company, the provisions of this
Section 8 shall not be applicable to the conduct of Consultant subsequent thereto.

     It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 8 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

     The Parties acknowledge that the remedies at law for breach of Consultant's covenants contained in this Section 8 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

     9. Business Opportunities. Except for passive investments by the Consultant in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Consultant outside of the scope of his service as a consultant hereunder, for as long as the Consultant shall be retained by the Company and thereafter with respect to any business opportunities learned about during the time of Consultant's service as a consultant to the Company, the Consultant agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Consultant and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Consultant agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Consultant may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

     10. Confidential Information. The Consultant acknowledges that in the course of his service as a consultant to the Company, he will receive certain trade secrets, know-how, lists of customers, Consultant records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Consultant understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except (i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Consultant further agrees that during the Term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment as a consultant hereunder, the Consultant shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his service as a consultant hereunder and relating to the information referred to in this Section 10, which are not general knowledge in the industry, and the Consultant agrees that all such materials will at all times remain the property of the Company.

     11. Independent Contractor. The Company and the Consultant hereby affirm and acknowledge their mutual understanding that the Consultant is an independent contractor to the Company. It is further agreed and acknowledged that the Consultant shall not be deemed to be an employee or agent of the Company for any purpose.

     12. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

          If to the Company:
                    Litigation Resources of America-Midwest, Inc.
                    1001 Fannin, Suite 650
                    Houston, Texas 77002
                    Telefax:(713) 653-7172
                    Attn: Richard O. Looney

          If to the Consultant:
                    Kirby A. Kennedy

                    219 Executive Plaza
                    5200 Wilson Road
                    Minneapolis, Minnesota 55424

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

     13. Specific Performance. The Consultant acknowledges that a remedy at law for any breach or attempted breach of Sections 8, 9 or 10 of this Agreement will be inadequate, the Consultant agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15. Assignment. This Agreement may not be assigned by the Consultant. Neither the Consultant, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

     16. Binding Effect. Subject to the provisions of Section 15 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Consultant's heirs and personal representatives, and the successors and assigns of the Company.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

     18. Prior Agreements. Consultant represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior consulting or employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other consulting, employment or other agreement which would in any respect prevent him from fulfilling his obligations hereunder or conflict herewith..

     19. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Consultant for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Consultant of any of the duties to the Company.

     20. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

     21. Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section which cannot first be settled through ordinary negotiation between the parties shall be submitted in good faith to mediation by and in accordance with the Commercial Mediation Rules of the American Arbitration Association or any successor organization. In the event that mediation of such controversy, dispute or claim cannot be settled through the mediation proceeding, the Parties agree that the controversy, dispute or claim shall be submitted to binding and final arbitration conducted in Houston, Texas by and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor organization. Any such arbitration shall be to a three member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor organization. The award rendered by the arbitrators may be confirmed, entered and enforced as a judgment in any court of competent jurisdiction; however, the parties otherwise waive any rights to appeal the award except with regard to fraud by the panel. Any such action must be brought within two years of the date the cause of action accrues. The arbitrators shall award the Party which substantially prevails in any arbitration proceeding recovery of that party's attorneys' fees, the arbitrators' fees and all costs in connection with the arbitration from the party who does not substantially prevail. The parties' remedies are limited solely to the specific remedies provided in this Agreement. The parties waive any entitlement to punitive damages, consequential damages and lost profits and will limit any damage claim to actual economic damages incurred. Nothing in this Section 21 shall restrict any party's ability to seek injunctive or other equitable relief in any court of competent jurisdiction prior to initiating mediation or arbitration. In the event that such injunctive or equitable relief is sought by any party, such party is specifically entitled to enforce the appropriate provisions of this Agreement in obtaining such relief in any court of competent jurisdiction and, thereafter, submit the remaining controversy, dispute or claim to arbitration in accordance with this Section 21.

     22. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

     23. Drafting. All Parties hereto acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

     24. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                                  THE COMPANY:

                                  LITIGATION RESOURCES OF AMERICA-
                                  MIDWEST, INC., an Illinois corporation

                                  By:  _________________________________
                                       Richard  O. Looney
                                       Chief Executive Officer

                                  THE CONSULTANT:

                                  _______________________________________
                                  Kirby A. Kennedy

                                  SCHEDULE A
                                  ----------

                          CALCULATION OF ANNUAL BONUS

Each year the accountants regularly employed by the Company shall determine the amount of Net Profit, if any, of the Division of the Company during each consecutive twelve (12) month time period ending on the last day of the fiscal year of the Company ("Annual Profits"), commencing with the first fiscal year of the Company and continuing each year during the Term of this Agreement. Beginning with the first fiscal year of the Company, to the extent that the Annual Profits of the current year exceed the Annual Profits of the prior year, the Company shall establish a bonus pool ("Bonus Pool") equal to ten percent (10%) of the amount of such excess, if any; provided that for the first fiscal year of the Company (A)(i) the Annual Profits shall be calculated for each full month of operations and added together, (ii) the Annual Profits for any partial month of operations shall be divided by the number of actual days in such month and multiplied by 30 to create a full month and (iii) the sum of (A)(i) and
(A)(ii) shall be added together, that result divided by the number of full and partial months of operations and the quotient multiplied by 12 to create the number representing Annual Profits for the first fiscal year and (B) the Annual Profits of the prior year shall be deemed to be $_________. For purposes of this calculation, "Net Profit" shall mean earnings before income taxes, interest, depreciation and amortization. The Consultant shall be entitled to make recommendations to the Company's board of directors concerning the distribution of the Bonus Pool among the employees of the Division. The Consultant shall be entitled to a bonus equal to no more than 40% of the Bonus Pool.

EXHIBIT C
---------

                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of _______, 1997, between KIRBY A. KENNEDY & ASSOCIATES, a general partnership organized under the laws of the State of, and LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation ("Purchaser"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets effective of even date with the effective date hereof, executed by and between Seller, the partners of the Seller, the Purchaser and Litigation Resources of America, Inc., a Texas corporation and the parent of the Buyer (the "Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, the Assets; and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Purchaser has agreed to assume the Liabilities, on and subject to the terms and conditions set forth in the Agreement;

     NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, including the delivery to Seller of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, the Assets.

     2. BULK SALES. Purchaser and Seller hereby waive compliance by Seller with the bulk sales laws of the State of Minnesota. This waiver shall in no event stop or prevent (i) Purchaser or Seller from asserting as a bar or defense to any action or proceeding brought under any such law that it is not applicable to the sale and assignment contemplated hereby, nor (ii) Purchaser from asserting against Seller any claim for breach or default by Seller under the Agreement, nor (iii) any Purchaser Indemnified Party from asserting any claim for indemnification under the Agreement.

     3. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Agreement, and otherwise on and subject to the terms and conditions of the Agreement, Purchaser hereby assumes and agrees to pay and perform the Liabilities.

     4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller has good, marketable and indefeasible title to the Assets, free and clear of all mortgages, liens, security interests, pledges, charges, options, claims, restrictions, or encumbrances of any nature whatsoever. Seller further represents and warrants that (i) Seller has obtained all consents or approvals necessary to prevent the execution, delivery or performance of the Agreement or this Bill of Sale, Assignment and Assumption Agreement from being or becoming, with notice or lapse of time or both, a default under any contract, lease or other agreement assigned hereby, (ii) there has been no default, and there exists no fact or circumstance which with notice or lapse of time or both would become a default, under any such contract, lease or agreement, and (iii) no contract, lease or other agreement assigned hereby has been terminated, modified, renewed or extended, except as previously disclosed in writing to Purchaser. In addition, all of Seller's representations and warranties set forth in the Agreement with respect to the Assets and Liabilities are incorporated herein by reference.

     5. INDEMNIFICATION. Each Party shall indemnify, save, defend, and hold harmless the other Party and the other Party's directors, officers, agents, and employees from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made in or pursuant to this Bill of Sale, Assignment and Assumption Agreement, to the extent to which such indemnified party would be entitled to indemnification under, and on and subject to the terms and conditions set forth in, the Agreement.

     6. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it may be entitled at law or equity.

     7. GOVERNING LAW; JURISDICTION; VENUE; SERVICE. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota, without regard to conflicts of law principles, and the laws of the United States applicable in Minnesota. Venue for any litigation between the Parties hereto with respect to the subject matter of this Agreement shall be in Minnesota. Each Party hereby irrevocably submits to personal jurisdiction in Minnesota. Each Party hereby waives all objections to personal jurisdiction in Minnesota and venue in Minnesota for purposes of such litigation. Each Party waives summons or citation and agrees that delivery of a duly filed complaint or petition as provided in the notice section of this Agreement will suffice as substitute service of summons or citation.

     8. FURTHER ASSURANCES. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Agreement and the transactions contemplated hereby.

     9. MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only by written instrument signed by both of the Parties.

     10. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, and the documents, instruments and agreements executed in connection herewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

     EXECUTED AND DELIVERED EFFECTIVE the __th day of ____, 1997.

                              PURCHASER:
                              ----------

                              LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation


                              By:_____________________________________
                                 Richard O. Looney,
                                 President & Chief Executive Officer

                              SELLER:
                              -------

                              KIRBY A. KENNEDY & ASSOCIATES
                              a Minnesota General Partnership

                              By:_____________________________________
                                 ________, general partner

EXHIBIT D
---------

                    SELLER'S INVESTOR REPRESENTATION LETTER



                               September 8, 1997

Litigation Resources of America, Inc.
Litigation Resources of America-Midwest, Inc.
1001 Fannin, Suite 650
Houston, Texas 77002
Attn:  Mr. Richard O. Looney, President


          Re: Investor Representations

Gentlemen:

          The purpose of this letter is to evidence certain representations and warranties to be made with respect to certain matters relating to the acquisition by Kirby A. Kennedy & Associates (the "Seller") of shares of Common Stock issued by Litigation Resources of America, Inc., a Texas corporation (the "Company"), having a par value of one-cent ($0.01) per share (the "Common Stock") in consideration of the sale of certain of the assets of the Seller to Litigation Resources of America-Midwest, Inc. (the "Purchaser"), upon the terms and conditions set forth herein and in that certain Agreement of Purchase and Sale of Assets (the "Purchase Agreement"), entered into by and among the Seller, LRA and the Purchaser. The undersigned Seller or partner of Seller is sometimes hereinafter referred to as the "Investor."

          The Investor hereby represents and warrants to the Company, the Purchaser , and each of the Company's and the Purchaser's officers, directors, shareholders, agents, attorneys, employees and representatives as follows:

          1. Investment Intent. (i) The Common Stock is being acquired solely for the account of the Seller, for investment and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Seller has no contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge to any person the Common Stock (collectively the "Securities") or any part thereof, (iii) the Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Seller understands the legal consequences of the foregoing representations and warranties to mean that the Seller must bear the economic risk of the investment in the Securities for an indefinite period of time, (v) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquiring the Securities, and (vi) the Investor acknowledges that

Litigations Resources of America, Inc.
September 8, 1997
Page 2

the acquisition of the Securities by the Seller involves a high degree of risk which may result in the loss of the total amount of this investment.

          2. No General Solicitation. The Securities have been offered to the Seller without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents, attorneys or representatives.

          3. Access to Information. The Seller, and to the extent the Investor is not the Seller, the Investor, has (i) for a reasonable amount of time had an opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Securities and the proposed business and affairs of the Company, and is satisfied with the results thereof, (ii) has been given access, if requested, to all other documents with respect to the Company or this transaction, as well as to such other information as the Seller or the Investor has requested, and (iii) has relied solely on investigations conducted by the Investor in making the decision to acquire the Securities or approve the transactions set forth in the Purchase Agreement.

          4. Exemption Status. The Investor understands that the Securities to be sold hereunder are being issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The Investor understands that the undersigned, the Company, the Company's officers, directors, shareholders, employees, agents, attorneys and representatives are relying on, among other things, the representations and warranties of the Investor set forth herein in issuing the Securities to the Seller.

          5.   Securities Compliance.  The Investor understands and agrees that
(i) no sale, distribution, transfer or other disposition of the Securities, or any portion thereof, can be made by the Seller unless the Securities have been registered under the Securities Act of 1933, as amended, and applicable securities laws of any other relevant jurisdiction, or exemptions from such registration are available, as evidenced by an opinion of counsel, satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition, and (ii) an appropriate legend will be endorsed on the Securities evidencing such restrictions.

          6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          7. Representations of Natural Persons. If the Investor is a natural person, the Investor has reached the age of majority in the state in which the Investor resides, has adequate means of providing for the Investor's current financial needs and contingencies, is able to bear the

Litigations Resources of America, Inc.
September 8, 1997
Page 3

substantial economic risks of an investment in the Securities, has no need for liquidity in such investment, and is able to withstand a complete loss of such investment.

          8. Representations of Entities. If Investor is a corporation, partnership, trust or other entity, (i) it is authorized and qualified to purchase and hold the Securities, (ii) it has not been formed for the purpose of acquiring the Securities, (iii) the person executing this Agreement for and on behalf of such entity has been duly authorized by such entity to do so, (iv) it is willing and able to bear the substantial economic risk of an investment in the Securities and has no need for liquidity with respect thereto, and (v) it is able to withstand a complete loss of its investment.

          9. No Governmental Review. The Investor acknowledges and understands that no federal or state agency has passed on the fairness of the investment in the Securities, nor made any recommendation or endorsement of the Securities, and that there is a significant risk of loss of all or a portion of the Seller's investment in the Securities.

          10. State of Residence and Domicile. The Investor is either (i) a permanent resident of the State of Minnesota, or (ii) not a resident or citizen of the United States.

    The Investor acknowledges that the Company and the Company's officers, directors, agents, attorneys and other representatives are relying on the representations and warranties set forth herein, and would not deliver the Securities to the Seller but for the execution and delivery of this letter by the Investor.

                                 Very truly yours,



                                 Kirby A. Kennedy & Associates


                                 By _________________________
                                 Kirby A. Kennedy, General Partner

                                  EXHIBIT F-1


                      FORM OF OPINION OF PARENT'S COUNSEL

     Based upon our examination and consideration of the Agreement, the Ancillary Agreements and upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois with the corporate power and authority to own its assets and to transact its businesses as now being conducted. Buyer is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the businesses now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the businesses, financial condition or results of operations of Buyer.

     2. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas with the corporate power and authority to own its respective assets and to transact its respective businesses as now being conducted. The Parent is in good standing in all jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the businesses now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would affect materially and adversely the businesses, financial condition or results of operations of the Parent.

     3. The Agreement and the Ancillary Agreements to which either Buyer or Parent are a party which have been delivered to Seller by either have been duly and validly authorized, executed and delivered and are valid and binding on either the Buyer or Parent, as applicable, and enforceable in accordance with their terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     4. Except for such as have been obtained and delivered to Seller at closing and except where the failure to obtain such authorization, approval or consent or to take such action or make such filing would not have a material adverse effect on Buyer or Parent, as applicable, to our knowledge no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body is necessary or required of the Buyer or the Parent in connection with the execution and delivery of the Agreement and the Ancillary Agreements by either and the performance by either Buyer or Parent of its obligations thereunder.

     5. The execution and delivery of the Agreement and the Ancillary Agreements to which it is a party by each of the Buyer and the Parent and the performance of its obligations thereunder do not to our knowledge (i) violate any provision of any existing law or regulation applicable to each or (ii) violate any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to each or (iii) violate the charter or bylaws of, or any securities issued by, each or (iv) violate any mortgage, indenture, lease, contract or other agreement known to us to which either is a party or by which either the Buyer or Parent or any of their assets is bound.

     6. To our knowledge, neither the Buyer nor the Parent is in default under any material order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which its assets may be bound or affected, and to our knowledge, no such order, judgment, award or decree materially adversely affects the ability of the Buyer or the Parent to carry on its respective business as now conducted or perform its respective obligations under the Agreement or the Ancillary Agreements.

     7. To our knowledge, except as disclosed in the Agreement and the Ancillary Agreements and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Buyer or Parent or their assets (a) with respect to the Agreement, the Ancillary Agreements or the transactions contemplated thereby, or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of Buyer or Parent or their assets.

EXHIBIT E
---------

                             STOCK PLEDGE AGREEMENT
                             ----------------------

     THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made as of the __th day of ______, 1997, by KIRBY A. KENNEDY & ASSOCIATES, a Minnesota general partnership whose address is 219 Executive Plaza, 5200 Wilson Road, Minneapolis, Minnesota 55424 ("Pledgor"), and LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation ("Secured Party"). Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets dated as of September 8, 1997, executed by, among others, Pledgor, as seller ("Seller") and Secured Party, as purchaser (the "Purchase Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller and Secured Party have entered into the Purchase Agreement, pursuant to which Seller has sold the Assets to Secured Party; and

     WHEREAS, Seller has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Seller to indemnify Secured Party for any breaches of representations and warranties of Seller contained in the Purchase Agreement, and certain other matters; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, Pledgor has or will become the record and beneficial owner of _______ shares of the common stock, $.01 par value, issued by Litigation Resources of America, Inc., a Texas corporation ("LRA-Texas") and standing in the name of Pledgor on the books of LRA-Texas, evidenced by Stock Certificate(s) No(s)._____, dated _______, 1997 (the "Stock");

     WHEREAS, the terms of the Purchase Agreement provide for Pledgor to pledge the Stock to the Secured Party to partially secure the obligations of Seller to Secured Party under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Secured Party to enter into the Purchase Agreement, Pledgor and Secured Party agree as follows:

     1. Pledge of Stock. In order to secure the full and punctual payment and performance by Seller of all of the obligations, duties, covenants, agreements and conditions provided in the Purchase Agreement to be paid or performed by Seller thereunder(collectively the "Obligations"), Pledgor hereby pledges and grants to Secured Party a security interest in the Stock and all of the products and proceeds thereof. Upon the execution hereof, Pledgor shall deliver to Secured Party the certificates representing the Stock, together with appropriate Irrevocable Stock Powers, in order that Secured Party might perfect its security interest therein.

     2. Agreed Value of Stock. Pledgor and Secured Party hereby acknowledge and agree that (i) the value of each share of the Stock shall be deemed to be the average public trading price of each share of Stock over the five (5) most recent business days preceding the date as of which the value of the Stock is to be determined on the principal securities market upon which such Stock is listed or traded.

     3. Representations, Warranties and Covenants of Pledgor. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

     A. Ownership; No Encumbrances. Except for the security interest (and pledges and assignments as applicable) granted hereby, Pledgor is the owner of the Stock free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

     B. Authority. Pledgor has full right and authority to execute and perform this Agreement and to create the security interest (and pledges and assignments as applicable) created by this Agreement. The execution and performance by Pledgor of this Agreement will not violate any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Pledgor is a party, or by which Pledgor or any of Pledgor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any charge, lien, security interest, claim or encumbrance of any and every nature whatsoever upon the Stock, except as contemplated by this Agreement.

     C. No Encumbrances; No Transfer. Pledgor agrees not to suffer or permit any charge, lien, security interest, adverse claim or encumbrance of any nature whatsoever against the Stock or any part thereof. Pledgor shall not, without the prior written consent of Secured Party, sell, assign, transfer, encumber, hypothecate or dispose of the Stock, or any part thereof, or interest therein, or offer to do any of the foregoing, prior to the termination of this Agreement in accordance with the terms of Section 5 hereof.

     D. Dividends and Proceeds. Any and all payments, dividends, other distributions (including stock redemption proceeds), or other securities in respect of or in exchange for the Stock, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, stock splits, conversions, redemptions, liquidations, combinations or exchanges of shares or otherwise, received by Pledgor shall be held by Pledgor in trust for Secured Party and Pledgor shall immediately deliver same to Secured Party to be held as part of the Stock. Pledgor may retain ordinary cash dividends unless and until Secured Party requests that same be paid and delivered to Secured Party (which Secured Party may request after an Event of Default, as hereinafter defined).

     E. Collections. Secured Party shall have the right at any time and from time to time (after an Event of Default, as hereinafter defined), to notify and direct LRA-Texas to make all payments, dividends, and distributions regarding the Stock directly to Secured Party. Secured Party shall have the authority to demand of LRA-Texas and to receive and receipt for, any and all payments, dividends, and other distributions payable in respect thereof, regardless of the medium in which paid and whether they are ordinary or extraordinary. LRA-Texas shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payment, and the receipt by Secured Party for such payment shall be full acquittance therefor to LRA-Texas.

     F. Voting Rights. Upon an Event of Default, as hereinafter defined, Secured Party shall have the right, at its discretion, to transfer to or register in the name of Secured Party or any nominee of Secured Party any of the Stock, and/or to exercise any or all voting rights as to any or all of the Stock. For such purposes, Pledgor hereby names, constitutes and appoints Secured Party as Pledgor's proxy in the Pledgor's name, place and stead to vote any and all of the Stock, as such proxy may elect, for and in the name, place and stead of Pledgor, as to all matters coming before shareholders, such proxy to be irrevocable and deemed coupled with an interest. The rights, powers and authority of said proxy shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified, until all Obligations have been fully satisfied.

     G. No Duty. Secured Party shall never be liable for its failure to give notice to Pledgor of default in the payment of or upon the Stock. Secured Party shall have no duty to fix or preserve rights against other parties and shall never be liable for its failure to use diligence to collect any amount payable in respect to the Stock, but shall be liable only to account to Pledgor for what Secured Party may actually collect or receive thereon. Without limiting the foregoing, it is specifically understood and agreed that Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, redemptions, or similar matters relating to any of the Stock or for informing Pledgor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The foregoing provisions of this paragraph shall be fully applicable to all securities or similar property held in pledge hereunder, irrespective of whether Secured Party may have exercised any right to have such securities or similar property registered in its name or in the name of a nominee.

     H. Further Assurances. Pledgor agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order effectively to grant to Secured Party the security interest in (and pledges and assignments of) the Stock and to enforce and exercise Secured Party's rights regarding same.

     I. Securities Laws. Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, the Stock pledged hereunder. Specifically, Pledgor agrees to fully comply with the securities laws of the United States and of the State of Texas and to take such action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws. Without limiting the foregoing, Pledgor, at its own expense, upon request by Secured Party, agrees to effect and obtain such registrations, filings, statements, rulings, consents and other matters as Secured Party may request.

     J. Power of Attorney. Pledgor hereby makes, constitutes, and appoints Secured Party or its nominee, Pledgor's true and lawful attorney in fact and in its name, place and stead, and on its behalf, and for its use and benefit to complete, execute and file with the United States Securities and Exchange Commission one or more notices of proposed sale of securities pursuant to Rule 144 under the Securities Act of 1933 and/or any similar filings or notices with any applicable state agencies, and said attorney in fact shall have full power and authority to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of the rights and powers herein granted, as fully to all intents and purposes as Pledgor might or could do if personally present. This power shall be irrevocable and deemed coupled with an interest. The rights, powers and authority of said attorney in fact herein granted shall commence and be in full force and effect from the date of this agreement, and such rights, powers and authority shall remain in full force and effect, and this power of attorney shall not be rescinded, revoked, terminated, amended or otherwise modified, until this Agreement has been terminated in accordance with Section 5 hereof.

     K. Private Sales. The Securities Act of 1933, as amended, and other laws or regulations may provide legal restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Stock and/or enforce its rights and remedies hereunder. For these reasons Secured Party is hereby authorized by Pledgor, but not obligated, in the event of any default hereunder, to sell all or any part of the Stock at private sale, subject to investment letter or in any other manner which will not require the Stock, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of a sale or disposition of any of the Stock. Pledgor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Stock or any part or parts thereof than would otherwise be obtainable if same were registered and sold in the open market, and Pledgor agrees that such private sales shall constitute a commercially reasonable method of disposing of the Stock.

     4. Events of Default. The Pledgor shall be in default hereunder upon the happening of any of the following events or conditions (each, an "Event of Default"): (i) the failure of Pledgor to promptly pay when due any obligation of Seller to any of the Indemnified Parties under the Purchase Agreement, or to Secured Party hereunder; (ii) any representation or warranty made by Kirby A. Kennedy or Jeanne M. Kennedy to Secured Party in the Purchase Agreement proves incorrect (iii) any representation or warranty made by Seller to Secured Party in the Purchase Agreement proves incorrect as of the date of the Purchase Agreement; (iv) any representation or warranty made by Pledgor to Secured Party hereunder proves incorrect as of the date hereof; (v) default occurs in the observance or performance of, or Pledgor fails to provide adequate evidence of the performance of, any provision of the Purchase Agreement or of this Agreement; or (vi) the filing of a petition in bankruptcy by or against, or the application for appointment of a receiver or any other legal custodian for any part of the property of, or any assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy, rearrangement, reorganization, insolvency or similar laws for the relief of debtors by or against, Pledgor, Kirby A. Kennedy or Jeanne M. Kennedy.

     5.   Remedies.   Upon any Event of Default, Secured Party shall have all of the rights and remedies provided for in this Agreement and in any other agreements executed by Pledgor, the rights and remedies in the Uniform Commercial Code, and any and all other rights and remedies available at law or in equity, all of which shall be deemed cumulative, including without limitation the following:

          (a) if an Event of Default does occur and is continuing, Secured Party shall be entitled to appoint or designate a trustee who is entitled to exercise any voting rights that may be attributable to the Stock, and shall have the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the Obligations in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Event of Default. For purposes hereof, the Stock Agreed Value shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Stock and Secured Party shall not be entitled to foreclose on more Stock than is necessary to recover all of its damages resulting from the Event of Default. Pledgor, Kirby A. Kennedy and Jeanne
     M. Kennedy shall remain liable for any deficiency.

          (b) Secured Party is hereby granted the right, at its option, after an Event of Default, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect, or, Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and to vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Stock pledged hereunder. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     6. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the Obligations until the earliest to occur of: (i) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor, or (ii) three (3) years after the date hereof, provided that Secured Party has not given Pledgor notice of an Event of Default which has not been satisfied by Pledgor, or if there is an Event of Default, the pledge shall continue only to the extent of the amount of Stock based on the Stock Agreed Value equal to the amount of damages reasonably expected to be caused by the Event of Default; provided however, upon the expiration of six months, two years and three years after the date of this Pledge Agreement (each a "Release Date"), the following provisions shall apply: (a) if no Offset Claim or Event of Default exists on such Release Date, the Secured party shall release one-third (1/3) of the number of shares Stock originally pledged under this Pledge Agreement from the pledge established hereby, and the remaining shares of Stock shall remain pledged under the terms and conditions of this Pledge Agreement; or
(b) if an Offset Claim or Event of Default exists, the amount of Damages resulting from such Offset Claim or Event of Default shall be determined, and on the first Release Date, the second Release Date and the third Release Date, one third (1/3), one half (1/2) and all of the remaining Stock, respectively, that have not been Offset against shall be released from the pledge established hereby and delivered to the Pledgor and the remaining shares of Stock shall remained pledged under the terms and conditions of this Pledge Agreement.

     7. Release from Pledge. Upon termination of this Pledge Agreement, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Stock. Promptly thereafter, Secured Party shall deliver the certificate or certificates representing the Stock to Pledgor if Secured Party has possession of such certificates at that time.

     8. Notices. All notices, requests, demands , claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Pledgor:      Kirby A. Kennedy & Associates
                              219 Executive Plaza
                              5200 Wilson Road
                              Minneapolis, Minnesota 55424

          If to the Buyer:    Litigation Resources of America-Midwest, Inc.
                              1001 Fannin, Suite 650
                              Houston, Texas 77002
                              Attn: Mr. Richard O. Looney

          Copy to:            Boyer, Ewing & Harris Incorporated
                              Nine Greenway Plaza, Suite 3100
                              Houston, Texas 77046
                              Telefax: (713) 871-2024
                              Attn: J. Randolph Ewing

     9. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     10. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     11. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     12. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     13. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     14. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     15. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     16. Drafting. Both parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     17. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     18. Multiple Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed effective the __th day of _____, 1997.

                         PLEDGOR:

                         KIRBY A. KENNEDY & ASSOCIATES

                         _____________________________________,
                         Kirby A. Kennedy, General Partner


                         SECURED PARTY:

                         LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation

                         By:________________________________________
                         Richard O. Looney, President

                                  EXHIBIT F-2


                      FORM OF OPINION OF SELLER'S COUNSEL

     Based upon our examination and consideration of the Agreement, the Ancillary Agreements and upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. The Seller is a sole proprietorship, duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary power and authority and all material licenses, permits and authorizations necessary to own and use the properties owned and used by it and to operate its business as now owned and operated by it. The Seller is not qualified to do business in any other jurisdiction, nor does the nature of its business nor the location of any of its employees or assets require such qualification.

     2. Seller has good and indefeasible title to the Assets, free and clear of restrictions or conditions to transfer or assignment, or mortgages, liens, pledges, charges or encumbrances of record, or arising under applicable law. The Business constitutes the separate property of the Seller and Seller's spouse has no community property interest in the Business or any of the Assets. The Agreement and Ancillary Agreements are in form and content sufficient to vest in the Buyer title to the Assets and, upon execution and delivery to the Buyer, will cause all right, title and interest in and to the Assets to vest in the Buyer.

     3. Seller has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under the Agreement and the Ancillary Agreements, and the execution, delivery and performance of the Agreement and the Ancillary Agreements by Seller have been duly and validly authorized by Seller.

     4. The Agreement and each Ancillary Agreement has been duly executed and delivered by the Seller, is binding on Seller and enforceable against Seller in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     5. Except for such as have been obtained and provided to Buyer, Seller represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent or approval, or make any declaration or filing with any government or governmental agency or regulatory body or other third party in connection with the execution and delivery of the Agreement and the Ancillary Agreements or the performance by the Seller of Seller's obligations thereunder.

     6. The execution and delivery of the Agreement and the Ancillary Agreements by the Seller, and the performance of Seller's obligations thereunder
        (a) do not violate any provision of (i) any existing law or regulation applicable to the Seller, the Business or the Assets or (ii) to our knowledge, any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Seller, or (iii) to our knowledge, except as disclosed in the Agreement and the schedules thereto, any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Seller is a party or by which the Seller, the Business or the Assets are bound, and (b) will not result in, or require, the creation or imposition of any lien on the Assets or any portion of the Business.

     7. To our knowledge, the Seller is not in default under any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which the Business or any of the Assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Seller to carry on its business as now conducted or the ability of the Seller to perform its obligations under the Agreement or the Ancillary Agreements.

     8. To our knowledge, except as disclosed in the Agreement and the Ancillary Agreements and the schedules thereto, no litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or threatened against the Seller, the Business or the Assets (a) with respect to the Agreement, the Ancillary Agreements or the transactions contemplated thereby, or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of the Seller, the Business or the Assets.